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                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 1999-3


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Section 7.3 Indenture                                                                Distribution Date:              6/15/00
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
(I)      Amount of the distribution allocable to principal of the Notes
                Class A Principal Payment                                                                               0.00
                Class B Principal Payment                                                                               0.00
                Class C Principal Payment                                                                               0.00
                          Total

         Amountof the distribution allocable to the principal on the Notes per
                   $1,000 of the initial principal balance of the Notes
                Class A Principal Payment                                                                               0.00
                Class B Principal Payment                                                                               0.00
                Class C Principal Payment                                                                               0.00

                          Total

(ii)     Amount of the distribution allocable to the interest on the Notes
                Class A Note Interest Requirement                                                               4,717,500.00
                Class B Note Interest Requirement                                                                 279,708.54
                Class C Note Interest Requirement                                                                 435,079.05
                          Total                                                                                 5,432,287.59

         Amount of the distribution allocable to the interest on the Notes per
                   $1,000 of the initial principal balance of the Notes
                Class A Note Interest Requirement                                                                    5.55000
                Class B Note Interest Requirement                                                                    5.79167
                Class C Note Interest Requirement                                                                    6.43465

(iii)    Aggregate Outstanding Principal Balance of the Notes
                Class A Note Principal Balance                                                                   850,000,000
                Class B Note Principal Balance                                                                    48,295,000
                Class C Note Principal Balance                                                                    67,615,000

(iv)     Amount on deposit in Owner Trust Spread Account                                                       14,488,650.00

(v)      Required Owner Trust Spread Account Amount                                                            14,488,650.00
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                                         By:
                                                    ----------------------------

                                         Name:      Patricia M. Garvey
                                         Title:     Vice President